Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Reduces Size of its Board of Directors

Board to Transition from Nine to Six Members Following the Voluntary Resignations of Three Directors

WEST JORDAN, Utah, April 17, 2024 – Sportsman’s Warehouse Holdings, Inc. (“Sportsman’s Warehouse” or the “Company”) (Nasdaq: SPWH) announced today that Erica Fortune, Gregory P. Hickey and Philip C. Williamson have each notified the Board of Directors (the “Board”) of their intention to resign as a member of the Board prior to the commencement of the Company’s 2024 Annual Meeting of Stockholders. Upon the effectiveness of these resignations, the Board will reduce its size from nine to six members.

“We would like to thank Erica, Greg and Philip for their valuable service on the Board,” said Rich McBee, Chairman of the Board. “Each of them brought unique skillsets and insights during their tenures, and Sportsman’s Warehouse has greatly benefited from their experience. We wish them all the best in their future endeavors.”

Mr. McBee continued, “The decision to reduce the size of the Board following these resignations is in-line with our stated focus on managing our expense structure and right-sizing all elements of the organization. As we execute our strategy to return the business to profitability and growth under President and CEO Paul Stone, we believe we are well positioned to regain our edge as the local outdoor retailer of choice, and ultimately to enhance shareholder value in the process.”

Following these anticipated changes, half of the Company’s Board will have been added within the past year.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our ability to execute our strategy to return the business to profitability and growth

Exhibit 99.1

and to enhance shareholder value in the future. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model, which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the impact of general macroeconomic conditions, such as labor shortages, inflation, rising interest rates, economic slowdowns, recessions or market corrections, liquidity concerns at, and failures of, banks and other financial institutions, and tightening credit markets on the Company’s operations; the Company’s concentration of stores in the Western United States and related weather conditions; competition in the outdoor activities and specialty retail market and the potential for increased competition; changes in consumer demands; the Company’s expansion into new markets and planned growth; and other factors that are set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2024, which was filed with the SEC on April 4, 2024, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Riley Timmer

Vice President, Investor Relations

Sportsman’s Warehouse

(801) 304-2816

investors@sportsmans.com